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                                                               Exhibit 10(ee)


         AMENDMENT TO 6% CONVERTIBLE SUBORDINATED PROMISSORY NOTE DUE
                               JANUARY 15, 2000

     THIS AMENDMENT (this "Amendment"), dated as of April 13, 2000, is by and between TLM Holdings Corp. (the "Maker") and Lee Edelstein (the "Payee"), as assignee of TeleManagement Services, Inc. ("TMS"). (Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings provided in the Subordinated Note.)

                                   WITNESSETH

     WHEREAS, the Maker executed that certain 6% Convertible Subordinated Promissory Note (the "Subordinated Note") due January 15, 2000 in the original principal amount of $1,300,000 payable to TMS dated as of January 15, 1997; and

     WHEREAS, on January 27, 1997, TMS assigned the Subordinated Note to the Payee, who currently owns and holds the Subordinated Note, and on December 9, 1997, TMS was voluntarily dissolved;

     WHEREAS, pursuant to Section 2.5 of the Subordinated Note and due to the existence of a Senior Debt default, the Maker has not made the payment of principal and interest due on the Subordinated Note on January 15, 2000 to the Payee; and

     WHEREAS, the Maker and the Payee have agreed to amend the Subordinated
Note.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Maker and the Payee, the Subordinated Note is hereby amended as follows:


     1.  Amendment to Section 1.  Section 1 of the Subordinated Note is amended
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and restated in its entirety to read as follows:

     Section 1.  Payment.
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          Section 1.1  General.  FOR VALUE RECEIVED, TLM Holdings Corp., a
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     Delaware corporation (the "Maker"), hereby promises to pay to the order of
     Lee Edelstein (the "Payee"), at the offices of the Maker (except that the Payee may require that payments shall be made to the Payee by mail at such address as the Payee shall from time to time designate in writing to the Maker), the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000) in lawful money of the United States of America.

          The Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money at such place, from the date hereof until payment of the principal amount hereof has been made in full, at the rate of six percent (6%) per annum (the "Non-
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     Default Rate") payable annually on the 15th day of January each year, commencing on January 15, 1998, which first payment shall include interest accrued from the date hereof; provided that, the accrued and unpaid
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     interest outstanding on January 15, 2000, shall be paid by the Maker to the
     Payee on May 31, 2000. Any accrued and unpaid interest outstanding on the date the Final Installment is paid (as defined below) shall be due and payable in full on such date .

          The principal amount shall be payable in two (2) equal annual installments of Four Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($433,333) on January 15, 1998, and January 15, 1999, and in one final installment of Four Hundred Thirty Three Thousand Three Hundred Thirty Four Dollars ($433,334) (the "Final Installment") on the date which is 10 days following the payment in full of all amounts and obligations owed by Access Worldwide Communications, Inc. (the "Borrower"), pursuant to that certain Credit Agreement (the "Credit Agreement") among the Borrower, the guarantors party thereto, Bank of America, N.A. (the "Agent"), as agent and the lenders party thereto, dated as of March 12, 1999 and amended as of April 13, 2000. All accrued and unpaid interest then outstanding shall be due and payable at the time that the Final Installment is due and payable.

     2.  Amendment to Section 4.  The second paragraph of Section 4 of the
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Subordinated Note is amended and restated in its entirety to read as follows:

          If the indebtedness evidenced by this Note shall not be paid on the date when due, thereafter the unpaid principal balance of such indebtedness shall bear interest at the rate of ten percent (10%) per annum until the past due portion of the indebtedness (including all accrued and unpaid interest) is paid, but in no event shall such rate of interest exceed the highest rate permitted by applicable law. Notwithstanding the foregoing or any other provisions of this Note, no interest in excess of the Non-Default Rate shall be paid on the unpaid principal balance evidenced by this Note prior to the payment in full by the Borrower of all amounts and obligations owed pursuant to the Credit Agreement. Rather, if the Default Rate is properly invoked by the Payee prior to the payment of all amounts and obligations due under the Credit Agreement by the Borrower, any and all interest amounts in excess of the Non-Default Rate shall accrue, but shall not be paid until the date the Final Installment is paid.

                                 MISCELLANEOUS

     1.  Condition Precedent.  The execution of this Amendment is a condition
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precedent to the effectiveness of that certain Amendment Agreement and Waiver to be executed in connection with the Credit Agreement among the Borrower, certain subsidiaries of the Borrower, including the Maker and the Payee, Bank of America, N.A., as agent, and the lenders party to the Credit Agreement.

     2.  Representations and Warranties of the Maker and the Payee.  Each of the
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Maker and the Payee hereby represents and warrants that each:  (i) has the requisite corporate and
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individual power and authority to execute, deliver and perform this Amendment, as applicable; and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, and this Amendment does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against either of the Maker or the Payee, and (iii), as to Payee, the second recital set forth above is true and correct.

    3.  Limited Modification.  Except as specifically amended hereby, the
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Subordinated Note shall remain in full force and effect in accordance with its terms.

    4.   No Oral Agreements.  This Amendment may not be contradicted by
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evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten agreements among the Maker and the Payee.

    5.   Counterparts.  This Amendment may be executed by the parties hereto in
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several counterparts (including facsimile counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

   6.   Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
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PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF FLORDIA.

  7.    Successors and Assigns.  This Amendment shall be binding upon and
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inure to the benefit of the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF, TLM Holdings Corp. and TeleManagement Services, Inc. have caused this Amendment to be duly executed on the date first above written.



                                      TLM HOLDINGS, CORP.

                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:



                                      By:
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                                          Lee Edelstein